Exhibit 10.53

ELECTION NOTICE

April 23, 2008

Comverse Technology, Inc.

810 Seventh Avenue, 35th Floor

New York, NY 10019

Attention: Andre Dahan, President and Chief Executive Officer

Re:	Deferred Stock Award Agreement (the “Agreement”) between Comverse Technology, Inc. (the “Company”) and Avi Aronovitz

Dear Mr. Dahan:

This letter serves as the undersigned’s irrevocable election to satisfy the aggregate withholding obligation of $49,227.74 (the “Withholding Tax”) in connection with the vesting of 8,618 deferred stock units (the “Award”) on April 20, 2008 (the “Vesting Date”) by directing the Company to retain 2,913 shares of the Company’s common stock issuable upon vesting of the Award sufficient to cover the Withholding Tax valuing each share at $16.90, the closing price of the shares of the Company’s common stock on Friday, April 18, 2008, the last business day before the Vesting Date.

Upon your acknowledgement of the election, I understand that, as soon as practicable following the Vesting Date, the Company will deliver 5,705 shares of the Company’s common stock, to my attention, representing to balance of the shares of the Company’s common stock vesting under the Award.

Sincerely,

/s/ Avi Aronovitz
Avi Aronovitz

AGREED AND ACKNOWLEDGED

COMVERSE TECHNOLOGY, INC.

By:	/s/ Andre Dahan
Name:	Andre Dahan
Title:	President and Chief Executive Officer

Date: April 23, 2008